Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Mobile Vault, Inc., a Nevada corporation (the “Company”) on Form 10-K for the year ending May 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Danielle Olsen, Chief Executive Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Mobile Vault, Inc., and will be retained by Mobile Vault, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Danielle Olsen

Danielle Olsen

Chief Executive Officer

July 24, 2012